UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) — November 24, 2008

NUCRYST PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	000-51686	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

NUCRYST Pharmaceuticals Corp.
50 Audubon Road
Wakefield, MA 01880
(Address of principal executive offices)
Registrant’s telephone number, including area code: (781) 224-1444
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.
On November 24, 2008, NUCRYST Pharmaceuticals Inc. (the “Company”), a wholly-owned subsidiary of NUCRYST Pharmaceuticals Corp. (the “Registrant”), provided written notice to Cummings Properties LLC (the “Landlord”) exercising its option to cancel, effective December 30, 2008, the Commercial Lease entered into between the Company and the Landlord dated September 1, 2001, as amended, for the premises located at 50 Audubon Road, Wakefield, Massachusetts (the “Lease”).
The Company is terminating the Lease in connection with the previously disclosed relocation of the Company’s executive offices from Wakefield, Massachusetts to Princeton, New Jersey and the consolidation of its research and development activities to its Fort Saskatchewan, Alberta Canada facility.
Pursuant to the terms and conditions of the Lease, and simultaneously with delivery of the written notice of cancellation, the Company paid to the Landlord a lease termination fee in the amount of $220,000.
The original Commercial Lease Agreement for the Wakefield facility dated September 1, 2001 between the Company and Landlord was filed on December 16, 2005 as Exhibit 10.13 to Amendment No. 2 to the Registrant’s Form F-1 Registration Statement. An Amendment to Lease was filed on November 6, 2008 as Exhibit 10.61 to the Registrant’s Form 10-Q for the quarter ended September 30, 2008.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nucryst Pharmaceuticals Corp.
By:	/s/ Carol L. Amelio
Carol L. Amelio
Vice President, General Counsel and Corporate Secretary

Dated:  November 26, 2008